UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2007
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS (State or Other Jurisdiction of Incorporation or Organization	001-31306 (Commission File Number)	98-0366361 (I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas (Address of Principal Executive Offices)	77478 (Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Transition Consulting Services Agreement
2007 Short Term Incentive Plan
Press Release
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) James C. Day retired from Noble Corporation (the “Company”) and its Board of Directors on April 30, 2007, consistent with the Company’s previous announcement. On April 26, 2007, the Board of Directors of the Company appointed Mark A. Jackson, President and Chief Executive Officer and a Director of the Company, to the additional office of Chairman of the Board effective with Mr. Day’s retirement. Mr. Jackson has been appointed to a term of office as Chairman of the Board to serve until his successor is chosen and qualified or until his earlier death, resignation or removal. A copy of the press release issued by the Company announcing Mr. Jackson’s appointment as Chairman of the Board of the Company is attached as Exhibit 99.1 to this report.
     The Company and Mr. Day have entered into a Transition Consulting Services Agreement dated as of April 26, 2007 (the “Agreement”). The following description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein. Under the terms of the Agreement, Mr. Day will provide not more than a specified level of consulting services to the Company and its affiliated entities from May 1, 2007 through April 30, 2009 (the “Completion Date”). The Agreement provides for Mr. Day to receive a monthly fee of $20,834 and to be reimbursed for all reasonable out-of-pocket expenses incurred by him in the course of his duties under the Agreement. The Company will indemnify and advance expenses to Mr. Day for matters in which he is named or threatened to be named a party, to the extent arising out of his services under the Agreement or status as a consultant to the Company, on the same terms that the Company indemnifies and advances expenses to its directors.
     Under the terms of the Agreement, Mr. Day releases the Company and its affiliates from all claims relating to his employment with the Company or the termination of such employment and agrees that he will not, from May 1, 2007 through the one-year anniversary of the Completion Date, compete with the Company or solicit the Company’s customers or employees. The Agreement also contains covenants of Mr. Day regarding confidentiality of certain information and non-disparagement.
     The Agreement does not terminate, modify or supersede any benefit to which Mr. Day, as a retired executive of the Company, otherwise is entitled to receive. The parties’ rights and obligations under the Amended and Restated Employment Agreement between Mr. Day and Noble Drilling Corporation dated as of April 30, 2002, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2002, and the related Parent Guaranty by the Company, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2002, have terminated as a result Mr. Day’s retirement from the Company.
     The Compensation Committee of the Board of Directors of the Company has exercised its discretion pursuant to the terms of the Noble Corporation 1991 Stock Option and Restricted Stock Plan to accelerate, effective with Mr. Day’s retirement, the vesting of 19,593 time-vested restricted shares of the Company held by Mr. Day that have not vested on or before April 30, 2007.

     The Board of Directors of the Company has approved a charitable gift of $1.5 million to the capital campaign of the University of Oklahoma College of Earth and Energy in recognition of Mr. Day’s service to Noble. The payment of the gift is scheduled to be made by the Company over a period of five years.
     The Company estimates that the retirement of Mr. Day will result in a charge to earnings in the second quarter of 2007 of approximately $3.2 million after tax ($0.02 per diluted share). This charge includes the accelerated vesting of time-vested restricted stock and the charitable gift described above as well as the effect of stock options under outstanding agreements vesting according to their terms.
     (c) On April 25, 2007, the Board of Directors of the Company appointed David W. Williams as Senior Vice President and Chief Operating Officer of the Company. Mr. Williams, age 50, has been appointed to a term of office to serve until his successor is chosen and qualified or until his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was appointed to his offices. There are no family relationships between Mr. Williams and any director or executive officer of the Company.
     In September of 2006, Mr. Williams became the Senior Vice President-Business Development of Noble Drilling Services Inc. and was subsequently named Senior Vice President-Operations of Noble Drilling Services Inc. in January of this year. Prior to becoming an officer of Noble Drilling Services Inc., Mr. Williams served as the Executive Vice President of Diamond Offshore Drilling, Inc., an offshore drilling contractor, since March 1998.
     In connection with Mr. Williams’ appointment as an officer of the Company, the Company and Mr. Williams entered into an indemnity agreement conforming to Noble’s form of indemnity agreement with its directors and officers, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference. This indemnity agreement supplements the indemnification protection available under the Company’s articles of association and generally provides that the Company will indemnify Mr. Williams to the fullest extent permitted by law. Also in connection with his appointment, Mr. Williams’ annual salary increased to $500,000 from $475,000 reflecting the responsibilities of his new position.
     A copy of the press release issued by the Company announcing Mr. Williams’ appointment as Senior Vice President and Chief Operating Officer of the Company is attached as Exhibit 99.2 to this report.
     (e) On April 25, 2007, the Compensation Committee of the Board of Directors reviewed and approved the Noble Corporation 2007 Short Term Incentive Plan (“STIP”). The following description is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.3 to this report and is incorporated by reference herein. The version of the STIP approved for the 2007 plan year modified certain terms of the STIP approved for the 2006 plan

2

year, a description of which is included under “Compensation Discussion and Analysis” on pages 16 and 17 of the Company’s definitive proxy statement dated March 14, 2007 (the “2007 Proxy Statement”) and is incorporated herein by reference. In general, the STIP for the 2007 plan year was modified to (i) replace return on capital employed with cash operating margin (defined as contract drilling services less contract drilling cost) as a performance goal component to the STIP and (ii) provide that certain full time salaried employees are eligible to participate in the STIP, subject to the approval of the Compensation Committee of the Board of Directors of the Company. The STIP no longer requires a minimum of one year of service to be eligible for consideration of a bonus.
     The Company believes that cash operating margin is a better measure of current operating performance for a short term incentive plan than return on capital employed, which may be substantially driven by investment decisions made in prior years rather than operating performance achieved in the current plan year. The Company also believes that its goal of achieving cooperation between corporate employees and division employees is achieved by including cash operating margin as a performance goal component.
     The descriptions of the Agreement, the acceleration of certain time-vested restricted shares of the Company held by Mr. Day and the charitable gift to the University of Oklahoma College of Earth and Energy set forth in Item 5.02(b) above are incorporated by reference into this Item 5.02(e).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: May 1, 2007	By:	/s/ Mark A. Jackson
Mark A. Jackson,
Chairman of the Board, President and Chief Executive Officer

4

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Transition Consulting Services Agreement dated as of April 26, 2007 between Noble Corporation and James C. Day.

10.2	—	Form of Indemnity Agreement entered into between Noble Corporation and each of its directors and officers (filed as Exhibit 10.1 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

10.3	—	Noble Corporation 2007 Short Term Incentive Plan.

99.1	—	Noble Corporation press release issued April 30, 2007.

99.2	—	Noble Corporation press release issued April 26, 2007.

5